Investor Presentation May 2018 NYSE:PLT

FORWARD LOOKING STATEMENTS This presentation, together with other statements and information publicly disseminated by Plantronics, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended , including statements relating to: (i) potential accretion from the transaction; (ii) expected synergies; (iii) benefits to our business that we expect from the combination; (iv) expectations regarding key assumptions and timing; and (v) expectations regarding liquidity, strength of balance sheet and debt repayments, in addition to other matters discussed in this presentation that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are: • the ability to: (i) realize expected synergies or operating efficiencies in connection with the proposed transaction within the expected time-frames or not at all and (ii) integrate Polycom's business in a timely and cost-efficient manner without adversely impacting operations, including expectations for new and existing product and services launches; • the effect of the announcement of the proposed transaction on (i) Polycom's and Plantronics' relationships with their respective customers, suppliers and strategic partners and their operating results and businesses generally (including the diversion of management time on transaction-related issues) and (ii) Polycom's and Plantronics' ability to retain and hire key personnel; • the possibility that legal and regulatory enforcement matters that are pending at Polycom may adversely impact the results of the combined company despite indemnification that Siris Capital is providing; • the risk that the financing that Plantronics must receive to consummate the proposed transaction is not obtained on the terms that we anticipate or that it is not available at all, which is magnified by the absence of a financing condition, the risks associated with the increased leverage that the company will have as a result of the transaction, and the risk the company is unable to obtain an affirmation of its credit rating and/or a favorable rating for financing the transaction from rating agencies; • the potential negative effects of the announcement of the proposed transaction on the market price of the company’s common stock, particularly in light of the issuance of stock in the transaction; • uncertainties associated with any aspect of the proposed transaction, including: (i) the risk that not all conditions to closing of the proposed transaction will be satisfied or waived; (ii) uncertainties related to transaction costs; (iii) uncertainties related to the anticipated timing of filings and approvals relating to the proposed transaction; and (iv) the possibility that the proposed transaction does not close when expected or at all; • risks relating to our financial reporting including those resulting from the adoption of new accounting pronouncements and associated system implementation in the context of the transaction, our ability to forecast financial results of the combined company and the risk that reporting system integration could impact our ability to make timely and accurate SEC filings; • the potential impact of the transaction on our future tax rate and payments based on the consolidation of the global group and our ability to quickly integrate foreign operations; • the challenges of integrating the supply chains of the two companies; • the potential that our due diligence did not uncover risks and potential liabilities associated with the acquired business; • our ability to realize and achieve positive financial results projected to arise in the Enterprise market from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and Huawei, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) failure of UC solutions generally, or our solutions in particular, to be adopted with the breadth and speed we anticipate (vi) our sales model and expertise must successfully evolve to support complex integration of hardware and software with UC infrastructure consistent with changing customer purchasing expectations; (vii) as UC becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (vii) (viii) sales cycles for more complex UC deployments are longer as compared to our traditional Enterprise products; (ix) our inability to timely and cost-effectively adapt to changing business requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC products are and will be integrated; • volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share; • fluctuations in foreign exchange rates; • the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; • seasonality in one or more of our product categories; • general global macroeconomic and geo-political conditions, including but not limited to, fluctuations in the stock markets generally; and • slowdowns or downturns in economic conditions generally and in the market for consumer electronics, including voice, video and content solutions. For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 10, 2017 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html. © Plantronics 2018. All Rights Reserved. 2

USE OF NON-GAAP INFORMATION The financial estimates provided for Polycom’s quarter ended March 31, 2018 are based on Polycom’s preliminary financial results for that period, which have not been audited or reviewed by an independent accounting firm or by Plantronics. Final financial statements are not yet available for such period. Accordingly, the financial estimates provided for Polycom’s quarter ended March 31, 2018 have been prepared on a non-GAAP basis and the results remain subject to completion of Polycom’s quarterly close and review procedures. Guidance for non-GAAP financial measures excludes acquisition related costs, restructuring costs, amortization expense of acquired intangible assets, amortization of goodwill, litigation-related charges including legal settlements, facility exit costs, and certain other non-recurring expenses. Adjusted EBITDA additionally excludes depreciation and amortization, net interest expense, tax expense, charges for excess and obsolete inventories, gains and losses on disposal of property and equipment, and certain other non-recurring expenses. We have not reconciled non-GAAP guidance information presented here because we would not be able to present the various reconciling cash and non-cash items between GAAP and non-GAAP without unreasonable effort. The actual amounts of such reconciling items will have a significant impact on the company’s GAAP financial information. © Plantronics 2018. All Rights Reserved. 3

USE OF NON-GAAP INFORMATION To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, and adjusted EBITDA, which exclude certain non-cash expenses and charges that are included in the most directly comparable GAAP measure. These non-GAAP charges are detailed in our GAAP to non-GAAP reconciliation tables shown on slides 52-54 of this presentation. Certain forward looking Non-GAAP measures as projected for FY19 through FY23 exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, a reconciliation to GAAP amounts has not been provided. We exclude the expenses detailed in these reconciliation tables from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP. Historical reconciliations for Plantronics are available at investor.plantronics.com. © Plantronics 2018. All Rights Reserved. 4

AGENDA TODAY’S PRESENTERS TRANSACTION OVERVIEW KEVIN SANDERS, WELLS FARGO SECURITIES MANAGING DIRECTOR COMBINATION RATIONALE PLANTRONICS OVERVIEW JOE BURTON, PLANTRONICS PRESIDENT & CEO POLYCOM OVERVIEW KEY CREDIT HIGHLIGHTS PAMELA STRAYER, PLANTRONICS SVP & CFO FINANCIAL DISCUSSION SYNDICATION OVERVIEW KEVIN SANDERS, WELLS FARGO SECURITIES MANAGING DIRECTOR Q&A © Plantronics 2018. All Rights Reserved. 5

TRANSACTION OVERVIEW © Plantronics 2018. All Rights Reserved. 6

TRANSACTION OVERVIEW • On March 28, 2018, Plantronics, Inc. (“Plantronics”, “PLT” or the “Company”) announced a definitive agreement under which Plantronics will acquire Polycom, Inc. (“Polycom”) • Enterprise value of $2.0 billion: Acquisition • Estimated $9481 million in cash and $690 million of net debt Overview • 6.352 million Plantronics shares, valued at $362 million, based on the 20 trading day average closing price of Plantronics stock prior to signing, per the definitive agreement • Polycom shareholders will own approximately 16.0% of the combined Company • Plantronics will finance the acquisition with cash on hand and $1,375 million of new Senior Secured Credit Facilities (the “Facilities”), including: • $100 million Revolving Credit Facility • $1,275 million Term Loan B Financing • Pro forma Secured and Total Leverage of 2.4x and 3.4x, respectively at closing based on pro forma LTM Adjusted EBITDA of $524 million based on FY 2018 Plantronics EBITDA and FY 2017 Polycom Overview EBITDA (including synergies) • Expect $75 million in annual run-rate cost synergies within 12 months of transaction close • The Company has outstanding notes that are unsecured. Although under certain circumstances the Company is obligated to provide security for those notes, the Company does not expect that obligation to apply (pro forma secured leverage per the indenture of 2.2x) 1 Estimated amounts are subject to customary post closing adjustments per Definitive Agreement © Plantronics 2018. All Rights Reserved. 7

Sources & Uses and Pro Forma Capitalization

SOURCES OF FUNDS

($MM)	Amount
Plantronics Cash	$353.7
Polycom Cash	36.4
New Term Loan B	1,275.0
Common Stock	361.8
Total Sources	**$2,026.9**

USES OF FUNDS

($MM)	Amount
Purchase of Equity	$1,217.1
Debt Retirement	726.2
Fees and Expenses	83.6
Total Uses	**$2,026.9**

Siris Capital will receive common stock worth ~16% of the combined company equity as well as two board seats

PRO FORMA CAPITALIZATION

	Plantronics 3/31/18			Pro Forma Plantronics	
($MM)	Amount	Multiple of EBITDA[1]	Transaction Adjustment	Amount	Multiple of EBITDA[2]
Cash and Cash Equivalents	$660.0	--	($353.7)	$306.3	--
PLT $100MM Revolver	--	0.0x		--	--
New $100MM Revolver	--	0.0x		--	--
New Institutional Term Loan	--	0.0x	1,275.0	1,275.0	2.4x
Total Secured Debt	**--**	**0.0x**		**$1,275.0**	**2.4x**
Total Net Secured Debt	**($660.0)**	**(3.2x)**		**$968.7**	**1.8x**
$500MM Senior Notes Due 2023	500.0	2.4x		500.0	3.4x
Total Debt	**$500**	**2.4x**		**$1,775.0**	**3.4x**
Total Net Debt	**($160.0)**	**(0.8x)**		**$1,468.7**	**2.8x**

[1] Based on Plantronics FY 2018 Adj. EBITDA of $206MM | [2] Based on Plantronics FY 2018 and Polycom FY 2017 combined Adj. EBITDA and $75MM of run-rate cost synergies of $524MM

Note: Secured Leverage per indenture of 2.2x (allows for an additional $100 million of debt incurrence under the credit facilities basket); Polycom Q1 Adj. EBITDA has not been finalized yet; however, reported Q1 Adj. EBITDA is expected to be approximately of $51 million (vs. $43.8 in the Company's annual operating plan), LTM 3/31 combined Adj. EBITDA (including synergies) would be $514 million

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COMBINATION RATIONALE © Plantronics 2018. All Rights Reserved. 9

OPEN COLLABORATION: THE INDUSTRY TRANSITION Plantronics and Polycom, the right time and the right touchpoints Communications Experience is Integrated and Delivered by the Endpoint © Plantronics 2018. All Rights Reserved. 10

PLANTRONICS STRATEGIC FOCUS IS EXPANDEDPlantronics Manager AND Pro ACCELERATED THE BROADEST PORTFOLIO OF COMPLIMENTARY PRODUCTS & SERVICES ACROSS GLOBAL ECOSYSTEMS, PARTNERS, & CUSTOMERS 3rd Parties Business Analytics IT Management Interoperability Headsets Software Soundscaping Conference Desktop Video Services Plantronics Polycom © Plantronics 2018. All Rights Reserved. 11

STRATEGICALLY & FINANCIALLY COMPELLING TRANSACTION STRATEGIC BENEFITS FINANCIAL BENEFITS • Accelerates the Plantronics vision to be the preferred and • Provides increased scale with pro forma revenue of differentiated communications and collaboration $2.0 billion touchpoint • Expands Plantronics TAM from $1.4 billion today to • Creates a market leader in enterprise communication and $6.4 billion in 20212 collaboration • The combined company will boast a strong balance • Creates broadest portfolio with comprehensive sheet and ample liquidity products and services for alliance partners, channel partners and customers • Expansive growth in free cash flow generation which • Expands opportunity across $39.9B1 Unified can be used to rapidly reduce debt to get to target Communications and Collaboration industry leverage • Analytics and services offering creates a foundation for • Expect $75 million in annual run-rate cost synergies future growth within 12 months of transaction close Creating the collaboration gold-standard so good ideas are seen and heard 1 Frost & Sullivan, March 2018 2 Frost & Sullivan, February 2018, and Synergy Research © Plantronics 2018. All Rights Reserved. 12

A LEADER IN UNIFIED COMMUNICATIONS AND COLLABORATION LTM Revenue1 $857 million $1,143 million $2,000 million LTM Adj. EBITDA1 $206 million $243 million $524 million2 TAM $1.4 billion3 $3.2 billion4 $4.6 billion3,4 Key Partners Source: Company presentations, Company websites, Frost & Sullivan 1. Based on Plantronics FY 2018 and Polycom FY 2017. Combined Company revenue and Adj. EBITDA on a pro 3. TAM from Frost & Sullivan (July 2017) forma basis 4. Frost & Sullivan (December 2016 & September 2017), Synergy (September 2017) 2. Includes annual run-rate cost synergies of an estimated $75mm resulting from the combination © Plantronics 2018. All Rights Reserved. 13

ENHANCED SCALE WITH BROADER PRODUCT OFFERING Combined Company with $2 Billion in Revenue PLANTRONICS POLYCOM COMBINED Consumer $2.0B Services Video Collaboration $1.1B Voice $857M Services Collaboration Video Collaboration Headsets Headsets Voice Collaboration Note: Represents revenue for FY 2018 for Plantronics and FY 2017 for Polycom. Combined company revenue on a pro forma basis. © Plantronics 2018. All Rights Reserved. 14

MORE RELEVANCE IN A BIGGER AND BROADER MARKET Global UCC Market: Percentage of Market by Platforms, Endpoints and Services Endpoints Polycom Audio Conference Devices End-Points Polycom Video Devices 17% Services Plantronics Headsets Polycom IP Phones Plantronics Services Platforms 17% Polycom Services Services 66% Platforms Polycom Platforms Total 2019 UCC Revenue: $39.9 Billion1 1 Source: Frost & Sullivan, March 2018 © Plantronics 2018. All Rights Reserved. 15

OPPORTUNE TIMING FOR BUILD-OUT OF FULL PRODUCT SUITE Multiple Secular Trends Driving 8% Overall CAGR in Core Markets ($ in Billions) PROFESSIONAL HEADSETS VIDEO CONFERENCING $1.8 $1.9 $1.4 7% $1.6 4% Growth Growth 2017 2021 2017 2021 OPEN SIP DESKTOP PHONES VOICE CONFERENCING $2.0 $0.7 16% $0.5 8% $1.1 Growth Growth 2017 2021 2017 2021 Source: Frost & Sullivan, February 2018, and Synergy Research © Plantronics 2018. All Rights Reserved. 16

POLYCOM INCREASES OUR TAM TODAY FROM $1.4B TO $4.6B+ Upside from Combined Analytics & Services Opportunity $6.4B+ Opportunity in Core Markets by 2021 Polycom ~3x increase in Plantronics TAM Source: Frost & Sullivan, February 2018, and Synergy Research Note: Areas in the chart are not to scale, please refer to investor.plantronics.com for more information © Plantronics 2018. All Rights Reserved. 17

PLANTRONICS OVERVIEW © Plantronics 2018. All Rights Reserved. 18

Audio Pioneer and Communications Technology Leader • Founded in 1961, public listing (NYSE: PLT) in 1994 • Technology leader with over 400 engineers and 800 patents, including 223 utility patents • Award-winning design team with expertise in human behavior, anatomy, and ergonomics • Globally recognized manufacturing excellence • Generated $857MM of Revenue and $206MM of Adj. EBITDA in FY 2018 © Plantronics 2018. All Rights Reserved. 19

PLANTRONICS PRODUCT CATEGORY OVERVIEW FY 2018 REVENUE BY PRODUCT GROUP • Primary strategic focus and the center of future UC innovation • Broad range of communications audio solutions, including high-end, ergonomically designed headsets, audio processors, Enterprise and telephone systems $649.7 • End-users comprise enterprise employees and small office, home office, and remote workers • Audio endpoints tailored specifically to UC to position Plantronics for growth as adoption continues • Consumer remains a part of the business even as the mono mobile headset market continues to mature • Future growth in our Consumer category will be driven primarily by Consumer $207.2 demand for stereo Bluetooth technology • Gaming and computer audio headsets, whether used for interactive on-line or console gaming, or switching between music and phone calls for multi-functional devices, represent an emerging opportunity © Plantronics 2018. All Rights Reserved. 20

POWERFUL UNIFIED COMMUNICATIONS PARTNER LANDSCAPE ENHANCES OUR REACH © Plantronics 2018. All Rights Reserved. 21

MANUFACTURING EXCELLENCE PROVIDES KEY OPPORTUNITIES STRATEGIC INVESTMENTS IN MANUFACTURING REFINED VALUE CHAIN WITH CONTINUOUS IMPROVEMENT • Plamex Facilities (Tijuana, Mexico) Number of • Facilities: 795,409 square ft. Finished Goods Managed Distribution Shipped • Associates: approximately 2,300 Raw Materials Centers 8,500 3,200 Number of • Products: More than 16,000 Distributors/ 7 Direct Customers • Import/Export Transactions: >5,000 per year • Competitive advantage as a result of lower labor costs On-time 500 Shipments New • Improved time-to-market Products Launched GLOBALLY RECOGNIZED MANUFACTURER Countries 94% Shipped to 10 • Global Performance Excellence Award (Asia Pacific Quality Org) • Award to Corporate Excellence (US State Department ACE Award) 80 • Frost & Sullivan Global Customer Service Leadership Award • Frost & Sullivan Manufacturing Leadership Award • National Quality Award • National Export Award • National Technology Award Manufacturing Comprehensive Serialization Execution Platforming • National Logistics Award Systems • National Labor Award © Plantronics 2018. All Rights Reserved. 22

THE BIG OPPORTUNITIES • Largest trend in the communications industry Unified • Excellent market position and solid growth Communications • Represents our largest revenue & growth opportunity • Leveraging data from headsets to provide insights SaaS • Simplify and increase management capabilities • Long-term revenue opportunity • Intelligent acoustic management service to help Soundscaping customers tackle noise in the open office • Leverages our excellence in active & passive sound reduction © Plantronics 2018. All Rights Reserved. 23

POLYCOM OVERVIEW © Plantronics 2018. All Rights Reserved. 24

POLYCOM OVERVIEW

COMPANY BACKGROUND

- Founded in 1990
- Headquartered in San Jose, CA
- ~2,800 employees
- CY 2017 Revenue: $1,143 million
- CY 2017 Adjusted EBITDA: $243 million

COMPANY OVERVIEW

- Polycom is a leading global provider of voice, video and content solutions to improve human collaboration
  - **Personal collaboration**: Global leader in Open SIP desktop phones and phones for Microsoft's Skype for Business
  - **Group collaboration**: First smart phone for the conference room, breadth of video innovation for rooms of all sizes
  - **Platform & Cloud**: Leading innovation in interoperability, management and analytics
  - **Services**: Professional and Managed Services and Care

FY 2017 REVENUE BREAKDOWN



Business Segment
Video Collaboration 34%
Voice Collaboration 38%
Services 28%



Geography
Americas 51%
EMEA 26%
APAC 23%



Customer Vertical
Enterprise/ SMB 27%
Gov't 19%
Technology 18%
Industrial 15%
Financial 12%
Education 5%
Healthcare 4%

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POLYCOM IS A GLOBALLY RECOGNIZED BRAND & INNOVATION LEADER

WORLDWIDE RECOGNITION

- With over 25 years of industry-leading innovation, Polycom's brand is long-established and has become the de facto standard for voice & video conferencing
- Serves more than 415,000 customers worldwide
  - 96% of the Global Fortune 100
  - 82% of the Global Fortune 500

Healthcare | Education | Gov't

Financial | Manufacturing | Entertainment

Source: Polycom management

NEW PRODUCTS PROVIDING POWERFUL EXPERIENCES

- Robust intellectual property portfolio
  - 586 patents granted and 208 patents pending
- Continuously delivering new products and enhancements to existing products
  - Best-in-class audio, with technologies such as NoiseBlock and Acoustic Bubble & Fence, and cameras (e.g., EagleEye)

NoiseBlock

- An industry first and a new feature of the Group Series and Collaboration Server solutions
- Uses an algorithm to identify sounds that are outside of the human voice frequency and block the noise from being sent to participants on the other end

Acoustic Bubble & Fence

- Automatically removes unwanted noise within a certain radius of the conference attendee
- Bubble: Designed for the RP Video Collaboration Desktop Software
- Fence: Extends the "bubble" with fence microphones that block out noise from outside the fence boundary

EagleEye

- Automatically focuses in on the active speaker in a conference room
- **Director:** Camera with automated pan, tilt and zoom
- **Producer:** Camera innovation that advances facial recognition technology

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VOICE ENDPOINTS | SEGMENT OVERVIEW

PRODUCT STRATEGY OVERVIEW

- Polycom's desktop phones participate in the Open SIP endpoint segment through it's VVX, SoundPoint and Microsoft CX offerings
  - Transitioning all SoundPoint and MSFT CX phones to VVX platform for cost optimization
- Polycom's voice conferencing endpoints offer an integrated tabletop solution with high-fidelity remote meeting audio that includes speakers, microphones and touchpads
  - The Trio product family provides enterprises with a broad range of feature options – modular architecture allows Trio to scale up to a video endpoint, which protects an enterprise's endpoint investment
  - Pursuing distribution partnerships with audio and web conferencing service providers (i.e., Intercall, PGi, GoToMeeting)
  - VoxBox expands Polycom into the high-growth USB market
- Polycom offers the SoundStructure Installed Voice solution, which is installed in meeting rooms to enhance the fidelity of remote audio communication

Voice Desktop	• Top market share with the highest product / voice quality
	• Ecosystem partner integration and focus
	  • Primary SfB handset vendor (70% share of handsets)
	  • Primary handset vendor for North American service providers

Voice Conference	• Created market; remains the standard in sound quality • Underinvestment enabled competition and OEM losses • Trio family re-establishing Polycom's leadership • Expanding into USB sub-category with VoxBox
Installed Voice	• Broad installed base of meeting rooms, video conferencing customers and channel momentum • SoundStructure platform competes against lower-cost ClearOne solution featuring networked audio

	Next-Gen Products	Prior-Gen Products
Voice Desktop	 VVX Business Media Phones	SoundPoint  CX Desktop Phones
Voice Conference	Trio Family  VoxBox 	SoundStation  CX Conference Phones
Installed Voice		SoundStructure 

Source: Polycom management

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VIDEO ROOMS | SEGMENT OVERVIEW

PRODUCT STRATEGY OVERVIEW

- Within Video Rooms, Polycom offers a number of options for customers:
  - Market leading Group Series products, which support a range of room sizes
  - Group Series is the only room system to natively connect to Microsoft S4B, O365 and Teams (future)
  - Trio Video Collaboration Kit, which allows customers to extend their conference phone investment to full collaboration
  - New wireless content sharing capabilities with Polycom Pano, introduced in May 2017
  - Medialign competes in the high-growth packaged solutions space
- Polycom has recently refreshed the ITP products (leveraging Group Series technology) and anticipates minimal future product investment in this declining market segment

Video Rooms	• Recognized for quality and innovation in rooms • Integrated Microsoft solutions – RealConnect for SfB, O365, and Teams create a compelling investment protection story for enterprise customers.
Video Immersive Telepresence	• Refreshed product line in FY17; no further product investment expected

	Next-Gen Products	Prior-Gen Products
Video Room	Trio Video/Collab  Medialign  Pano 	Group Series  CX Room Series  Centro  Web Suite 
Video ITP		Immersive Studio 

Source: Polycom management

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VIDEO PLATFORM | SEGMENT OVERVIEW

PRODUCT STRATEGY OVERVIEW

- MCU / Non-MCU platform as comprehensive infrastructure offering for universal video collaboration – in strong decline
  - Software or hardware, on-premises or in the cloud deployment models
  - Complementary Video Content Management ("VCM") offering
- Invest strategically to target specific customers and geographies that are still deploying / managing video infrastructure

REALCONNECT FOR OFFICE 365 OVERVIEW

- Interop-as-a-Service is a key opportunity to provide cloud-based, back- end to enable cross communication across different UC providers, including Microsoft, BroadSoft and Cisco
- Offering solves critical pain point for enterprises and leverages core Polycom IP and interoperability heritage
- Attractive recurring SaaS revenue model and pull-through of endpoints
- Gen 1 has launched; recently agreed with Microsoft on parameters for Gen 2, including support for Microsoft Teams

	Collaboration Servers	DMA/CMA/RPAD	Cloud
MCU / Non-MCU			
VCM		Media Suite 	

Source: Polycom management

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SERVICES | SEGMENT OVERVIEW PRODUCT STRATEGY OVERVIEW • Strong track record of operating performance and high customer satisfaction ratings • Support Offers: Premier, Advantage, Elite (Advantage Plus) • Care Services • Highly product dependent; continues to be the largest and Care • Resident Engineers most profitable of the services offerings • Focusing on renewals, improving support contract mix and • Warranty / Repairs portfolio improvements / go-to-market alignments • Focusing on operational and cost optimization through knowledge management, call deflection and improved self-help • Product Coupled Offers: Planning & Design, Deployment capabilities Professional • Professional Services • Service Offers: Integration, Migration, Optimization, • Significant driver of account expansion and customer retention Analytics & Adoption, Business Application • Focusing on increasing attach rates and TAM via portfolio improvements / go-to-market alignment • Revenue growth projected at better than industry standard driven by service only offers • Legacy Halo Accounts Offers: Protect & Migrate • Managed Services Managed • Focusing on portfolio improvements / go-to-market alignments • “New” Managed Services Offers: Remote Monitoring, • Focusing on enhancing delivery capabilities and tools including Remote Management, Private Hosted / Cloud multivendor offerings with partners Source: Polycom management © Plantronics 2018. All Rights Reserved. 30

PROGRESS SINCE GOING PRIVATE IN SEPTEMBER 2016 Polycom Returns to Growth Aligned with Ecosystem UCaaS/VaaS ecosystem Strategic Pivot to Open Collaboration Siris Buys Polycom Refresh core conference Invest in Core portfolio and desk phones Business Optimization of legacy video Rationalization platform business © Plantronics 2018. All Rights Reserved. 31

POLYCOM PERFORMANCE HIGHLIGHTS SINCE SIRIS ACQUISITION 1 REPOSITIONED TO FOCUS ON UC ECOSYSTEM 4 CHANGED SENIOR LEADERSHIP TEAM • Focus on high-growth segments of core markets (voice • New leaders across Marketing, Solutions Management, and video endpoints) Strategy & Business Development, HR, Legal and Asia- • Solidified partnerships with key UC partners Pacific and Americas Sales 2 REFINED AND PRIORITIZED PRODUCT ROADMAP 5 IMPROVED FINANCIAL PERFORMANCE • Launched new voice and video products to target the • Return to revenue growth in 2H 2017 needs of UC partners • Reduced channel inventory • Approximately $90MM in cost savings executed 3 OPTIMIZE LEGACY BUSINESS • Reduce video infrastructure investment to focus on quality and key growth markets (primarily China, Russia, and India) • Restructuring of Care business to offset partially the impact of revenue decline © Plantronics 2018. All Rights Reserved. 32

KEY CREDIT HIGHLIGHTS © Plantronics 2018. All Rights Reserved. 33

KEY CREDIT HIGHLIGHTS Plantronics Polycom Enhanced Positioning in Positions Plantronics as one-stop for full suite of UC endpoints as industry buying behavior 1 Evolving Ecosystem evolves 2 Diversified Product Suite Combines two leaders across core markets served, with very little product overlap 3 Technology Leader Focus on technology with a robust Intellectual Property and Patent portfolio Significant free cash flow allowing for rapid deleveraging Strong Financial Profile 4 and a pro forma balance sheet with strong liquidity Compelling Opportunity ~$75MM of estimated run-rate cost synergies driven by operating expense efficiencies 5 for Synergies within 12 months of closing Strong Management Plantronics’ executive team boasts decades of experience in the UC space 6 Team © Plantronics 2018. All Rights Reserved. 34

1 ENDPOINT MARKETS ARE CONVERGING
FULL SUITE OF ENDPOINTS IS IMPORTANT

- Competitors in voice & video endpoint spaces are expanding their product portfolios to meet the evolving demand for one-stop procurement for the full suite of UC products

BUYER AND PARTNER EVOLUTION

- Buying pattern converging to upfront bulk purchases of all UC devices and services
- Enterprises tender and award full UC migration project
- Distributors are not yet selling the entire universe of endpoints
- Ecosystem partners want consistent experience across endpoints to reduce friction


Enterprise Speakerphones:
Speak 810
Core Headsets & Microphones
Jabra GN
Conference Phones and Headsets:
CP960, YHS 33
Core Desktop Phones
Yealink
Video Conferencing:
CS-700
Core Microphones
revolabs

Source: Company websites, Frost & Sullivan (July 2017), Modality

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CREATES A DIVERSIFIED ENTERPRISE UC COMPANY WITH 2 TREMENDOUS SCALE + Video Enterprise Enterprise 34% Communications & 76% Collaboration 89% FY 2018 Sales FY 2017 Sales $857MM Voice $1,143MM $2,000MM + 38% Service = Consumer 28% 11% 24% Consumer GREATER FOCUS & BREADTH IN ENTERPRISE WITH LEADERSHIP IN EVERY CORE MARKET SERVED • Contact Center Headsets • IP / TDM Audio Conferencing Phones • Office Headsets • Skype for Business IP Phones • Mobile Headsets • Room-Based Video Conferencing • UC Enabled Headsets • Platform Video Conferencing • Open SIP Desktop Phones Source: Company presentations, Frost & Sullivan, Strategy Analytics, Synergy © Plantronics 2018. All Rights Reserved. 36

3 TECHNOLOGY LEADER

- Both firms actively investing in technology that dampens unwanted noise to enhance listening experience for customer
- Potential R&D synergies exist in a Plantronics / Polycom combination by leveraging R&D capabilities / technologies to improve noise dampening effects in headphones and phones
- Both companies investing to drive deeper integration between UCaaS platforms and endpoints to drive differentiated user experience
- With both firms focused on monetizing the evolution of modern office spaces, Plantronics and Polycom together are poised to offer complete hardware, software and analytics suite

INTELLECTUAL PROPERTY

plantronics

803 Granted Patents

119 Pending Patents

- **Safety**: protect wearers from noise spikes and improving sounds in noisy environments
- **Simplicity**: control calls across devices with automatic headset hookswitch
- **Comfort**: conform ear tips to wearers through comfortable ear tip and sprout
- **Utility**: control devices based on proximity and usage

Polycom

564 Granted Patents

254 Pending Patents

- **Noiseblock**: uses an algorithm to identify sounds that are outside of the human voice frequency and blocks the noise from being sent to participants on the other end
- **Acoustic Bubble & Fence**: Automatically removes unwanted noise within a certain radius of the conference attendee
- **EagleEye**: Automatically focuses in on one active speaker in a conference room with cameras enhanced with automatic pan, tilt, zoom and advanced facial recognition technology

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4 STRONG FINANCIAL PROFILE

- Strong historical free cash flow generation
- Increased scale and synergy potential will grow and accelerate free cash flow generation
- Ability to de-leverage rapidly with prioritization of debt repayment
- Strong pro forma balance sheet with leverage of 3.4x (2.8x net) with ~$400 million of pro forma liquidity

PRO FORMA FREE CASH FLOW BRIDGE [1]



$121.1
$148.8
$75.0
$96.0
$34.4
$89.5
$42.8
$30.5
$20.0
$3.8
$288.8
PLT LTM Cash Flow from Operations
PLCM LTM Cash Flow from Operations
Synergies
PLT and PLCM LTM Interest Expense
PLT and PLCM LTM Tax Expense
Pro Forma Interest Expense
Pro Forma Tax Expense
PLT and PLCM Capex
PLT LTM Dividends on Current Stock
PLT Dividends on Issued Stock
Pro Forma Free Cash Flow After Dividends

[1] Based on historical actuals for Plantronics and Polycom and does not necessarily reflect management's expectations for future performance

Source: Public filings; Plantronics management

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5 COMPELLING OPPORTUNITY FOR SYNERGIES • Synergy estimates are focused conservatively on rationalizing sales, general and • Rationalize footprint and administrative expense and conforming the go-to-market strategy for our highly redundancies G&A complementary products • Scale through shared platforms and process • Engaged PWC to conduct extensive third party analysis of synergy potential • Rationalize Channel • Expect synergies to be achieved within 12 months. $75 million of run-rate savings at a cost • Right-size coverage model for of approximately $38 million of one time cost combined offering Sales and • Reduce duplication in Marketing • Additional upside from supply chain savings, real estate and other areas represent very Marketing programs and functions real opportunities for additional upside • Scale through shared platforms and process • We are confident in our ability to integrate the acquired business given our intimate knowledge of Polycom • Optimize real estate • Our CEO and VP of Product Development have previous employment experience at • Leverage Supply Chain and Polycom Operations scale Other • Draw down overlaps in product • New Chairman of Plantronics is former Chairman and CEO of Polycom development investment • Rationalize vendors and gain • Siris Capital will remain a valuable partner and will use its expertise to extend its economies of scale successes in rationalizing the businesses © Plantronics 2018. All Rights Reserved. 39

6 STRONG MANAGEMENT TEAM WITH PROVEN TRACK RECORD



Joe Burton

President & CEO

- Former EVP, products, Technology and Strategy & CTO
- Former EVP and Chief Strategy & Technology Officer at Polycom
- Previously CTO for Unified Communications at Cisco



Pamela Strayer

SVP & CFO

- Over two decades of financial management experience, including over 14 years in the technology industry
- Former VP Finance and Principle Accounting Officer at Autodesk
- Awarded 2014 CFO of the Year by Silicon Valley Business Journal



Alejandro Bustamante

SVP of Operations

- Joined Plantronics in 1994
- Previously held key executive positions in operations management at Matrix Aeronautica and Offshore Factories



Shantanu Sarkar

SVP of Enterprise Business Group

- Joined Plantronics in 2011
- Former corporate development leader at Polycom
- Original team member of Cisco's voice technology group



Paul Johnson

Chief Information Officer & VP

- Joined Plantronics 2001
- Has held several positions in IT and marketing previously, and assumed the role of CIO in April of 2016



Cary Bran

VP of Corporate Strategy & Innovation

- Joined Plantronics in 2011 as Senior Director of Advanced Software Technology and Architecture
- Formerly held senior management positions at Cisco
- Background includes more than 16 years of experience developing enterprise collaboration and communications software solutions



Jeff Loebbaka

SVP of Global Sales

- Joined Plantronics in 2017
- 25+ years of sales, marketing and customer service leadership experience
- Former Chief Commercial Officer at Spruce Finance, Inc.



Mary Huser

SVP & General Counsel

- Joined Plantronics in 2017
- Previously served as Deputy General Counsel for Blackberry and General Counsel of its Technology Solutions Division
- Also held key roles at McKesson Corp, eBay and Bingham McCutcheon LLP

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FINANCIAL DISCUSSION © Plantronics 2018. All Rights Reserved. 41

PLANTRONICS | HISTORICAL FINANCIALS REVENUE NON-GAAP GROSS PROFIT & MARGIN Enterprise Consumer $464.2 $438.0 $444.6 $444.3 $865.0 $856.9 $881.2 $856.9 $245.7 $230.2 $252.5 $207.2 53.7% 51.1% 50.5% 51.9% $619.3 $626.7 $628.7 $649.7 2015 2016 2017 2018 2015 2016 2017 2018 ADJUSTED EBITDA & MARGIN FREE CASH FLOW AFTER DIVIDENDS 1 $106.5 $199.6 $197.2 $205.7 $94.9 $94.6 $183.1 $88.5 24.0% 23.1% 21.4% 22.4% 2015 2016 2017 2018 2015 2016 2017 2018 1 Note: Plantronics issued the $500 million 5.5% Sr. Notes in May 2015, which impacted Free Cash Flow in subsequent periods © Plantronics 2018. All Rights Reserved. 42

POLYCOM| HISTORICAL FINANCIALS REVENUE NON-GAAP GROSS PROFIT & MARGIN $1,267.2 $747.7 $1,122.9 $1,142.8 $637.0 $646.8 +1.8% 59.0% 56.7% 56.6% 2015 2016 2017 2015 2016 2017 ADJUSTED EBITDA & MARGIN FREE CASH FLOW 1 $243.0 $130.9 $222.2 $188.5 $72.0 +448 21.3% 17.5% 16.8% bps ($14.6) 2015 2016 2017 2015 2016 2017 1 Free cash flow in 2016 impacted by $121.8 million of transaction-related expenses from the Siris buyout © Plantronics 2018. All Rights Reserved. 43

CAPITAL ALLOCATION PRIORITIES 1 Commitment to maintain strong balance sheet 2 Prioritize leverage reduction by utilizing strong pro forma free cash flow Maintain annual dividend of $0.60 per share and evaluate opportunistic share 3 repurchase strategy after leverage reduction Significant repatriation and cash contribution to the transaction keeps pro forma 4 leverage manageable at ~3.4x (~2.4x secured) Target leverage of less than 3.0x in the next 12-24 months with cash flow 5 dedicated primarily to debt repayment © Plantronics 2018. All Rights Reserved. 44

COMBINED COMPANY | MEANINGFUL SCALE & ENHANCED MARGINS Plantronics ($ in Millions) Plantronics Polycom Polycom Revenue $857 $1,143 $2,000 Gross Margin 51.9% 56.6% 54.6% Operating Income $168 $183 $351 Operating Margin 19.6% 16.0% 17.6% Operating Income (w/ expected cost – – $426 synergies)1 Operating Margin (w/ expected cost – – 21.3% synergies)1 Note: Financial metrics as of FY 2018 for Plantronics and FY 2017 for Polycom; Revenue presented on a GAAP basis and all other financial metrics presented on a Non-GAAP basis (1) Includes expected annual run-rate cost synergies of $75 million. Combined company revenue on a pro forma basis. © Plantronics 2018. All Rights Reserved. 45

SYNDICATION OVERVIEW © Plantronics 2018. All Rights Reserved. 46

SUMMARY OF TERMS & CONDITIONS | REVOLVER & TERM LOAN B Borrower • Plantronics, Inc. Sole Lead Arranger • Wells Fargo Securities Administrative Agent • Wells Fargo Bank, N.A. Guarantors • Current and future material domestic subsidiaries Security • First Lien on substantially all tangible and intangible assets Use of Proceeds • To fund the acquisition of Polycom • $100MM Revolving Credit Facility Facilities • $1,275MM Term Loan B Corporate Ratings • Ba2/BB • Revolver: None Amortization • Term Loan B: 1% per annum Optional Prepayment • Term Loan B: 101 soft call for 6 months Mandatory Prepayment • Term Loan B ECF Sweep: 50%, stepping down to 25% when Total Net Leverage1 ≤3.0x and 0% at ≤2.5x • Revolver: • Maximum Secured Leverage Ratio Financial Covenants • Minimum Interest Coverage Ratio • Term Loan B: Covenant-lite • Usual and customary for facilities of this type, including limitations on asset sales, liens, indebtedness, restricted payments, Negative Covenants investments and acquisitions Ticking Fee • From date of allocation: 0-45 days – None; 46-90 days – 50% of spread; 91+ days – Full spread plus LIBOR (Term Loan B) 1 Net of up to $100 million of unrestricted cash © Plantronics 2018. All Rights Reserved. 47

TRANSACTION TIMELINE May 2018 June 2018 July 2018 Sun Mon Tue Wed Thu Fri Sat Sun Mon Tue Wed Thu Fri Sat Sun Mon Tue Wed Thu Fri Sat 1 2 3 4 5 1 2 1 2 3 4 5 6 7 6 7 8 9 10 11 12 3 4 5 6 7 8 9 8 9 10 11 12 13 14 13 14 15 16 17 18 19 10 11 12 13 14 15 16 15 16 17 18 19 20 21 20 21 22 23 24 25 26 17 18 19 20 21 22 23 22 23 24 25 26 27 28 27 28 29 30 31 24 25 26 27 28 29 30 29 30 31 Key Date Date Event May 15 Investor Meeting Date May 31 Investor Commitments Due by Noon ET July 2 Target Closing Date © Plantronics 2018. All Rights Reserved. 48

Q&A © Plantronics 2018. All Rights Reserved. 49

APPENDIX © Plantronics 2018. All Rights Reserved. 50

ADJUSTED EBITDA RECONCILIATION

POLYCOM

($MM)	FY 2015 12/31/2015	FY 2016 12/31/2016	1Q17 3/31/2017	2Q17 6/30/2017	3Q17 9/30/2017	4Q17 12/31/2017
Net Income	**$68.9**	**$(185.8)**	**$15.1**	**($30.5)**	**$34.4**	**($99.1)**
Net Interest expense	6.1	27.8	20.1	19.5	19.4	19.6
Income Taxes	15.3	31.9	3.4	1.7	(10.0)	48.3
Depreciation & Amortization	64.3	58.4	13.3	12.6	10.7	65.6
(1) Other (income) expense, net	(4.3)	(2.3)	(0.7)	34.5	14.1	4.9
Stock-based compensation	45.1	94.9	0.0	0.0	0.0	0.0
(2) Restructuring costs	12.8	26.4	1.7	3.5	0.8	3.1
(3) Transaction-related costs	0.6	121.8	1.5	1.3	0.5	2.8
(4) Non-recurring legal-related matters	0.0	3.5	2.6	3.8	2.9	3.1
Non-Cash Charges: Excess/Obsolete Inventory	12.1	11.6	3.2	3.7	3.3	6.4
Non-Cash Charges: Loss on Disposal of property/equipment	1.3	0.3	0.2	0.8	0.0	(0.0)
Gains/losses from extraordinary and non-recurring items	0.0	0.0	0.7	(0.0)	(0.1)	0.0
Polycom Adjusted EBITDA	**$222.2**	**$188.5**	**$61.2**	**$51.0**	**$76.1**	**$54.6**
Polycom Adjusted LTM EBITDA						**$243.0**

PLANTRONICS

($MM)	FY 2015 3/31/2015	FY 2016 3/31/2016	FY 2017 3/31/2017	1Q18 6/30/2017	2Q18 9/30/2017	3Q18 12/31/2017	4Q18 3/31/2018
Net Income	**$112.3**	**$68.4**	**$82.6**	**$18.8**	**$20.0**	**$(49.5)**	**$9.8**
Net Interest expense	(1.1)	25.9	23.4	6.4	5.4	4.9	6.6
Income Taxes	33.0	13.8	19.1	(1.8)	4.8	81.4	16.7
Depreciation & Amortization	18.7	20.1	21.0	5.4	5.4	5.2	5.2
Stock-based compensation	28.6	33.3	33.5	9.3	8.8	8.0	7.9
Restructuring (Credits)	0.0	16.2	(0.1)	2.6	(0.1)	(0.1)	-
Non-Cash Charges: Excess/Obsolete Inventory	0.9	2.4	2.0	0.5	0.4	1.1	1.5
Non-Cash Charges: Other GAAP Only Charges	0.0	0.0	2.8	1.7	0.5	-	6.3
Non-recurring GN Litigation	7.2	5.7	10.6	3.3	6.3	2.8	0.2
PLT Adjusted EBITDA	**$199.6**	**$185.7**	**$194.8**	**$46.2**	**$51.5**	**$53.8**	**$54.2**
PLT Adjusted LTM EBITDA							**$205.7**

(1) Represents unrealized losses related to mark to market on a cross currency swap in 2017 | (2) Represents headcount and facility related costs incurred to drive future cost savings | (3) Costs incurred in connection with the merger with Siris | (4) Non-recurring Legal Add-backs | Note: Polycom FY16 EBITDA includes ~$27 million impact of partner inventory reduction, net benefit of Microsoft and Medialign royalty adjustment and Q3/Q4 Bonus and FX impact; EBITDA not adjusted for forward cost savings anticipated by restructuring actions taken in historical periods

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FREE CASH FLOW RECONCILIATION POLYCOM ($MM) FY 2015 FY 2016 FY 2017 Cash flow From Operations $119.5 $11.1 $148.8 Capital Expenditures (47.6) (25.7) (17.9) Free Cash Flow $72.0 $(14.6) $130.9 PLANTRONICS ($MM) FY 2015 FY 2016 FY 2017 FY 2018 Cash flow From Operations $154.4 $146.8 $138.0 $121.1 Capital Expenditures (22.0) (30.7) (23.2) (12.5) Free Cash Flow $132.4 $116.2 $114.8 $108.7 Dividends 25.7 21.1 20.0 20.0 Free Cash Flow After Dividends $106.5 $94.9 $94.6 $88.5 © Plantronics 2018. All Rights Reserved. 52

GROSS PROFIT RECONCILIATION POLYCOM ($MM) FY 2015 FY 2016 FY 2017 $ % $ % $ % Net Revenue $1,267.2 $1,122.9 $1,142.8 GAAP Gross Profit $738.8 58.3% $621.0 55.3% $646.8 56.6% Stock-Based Compensation $7.6 $14.8 - Effect of Stock-Based Compensation on Warranty Rates $0.3 $1.2 - Amortization of Purchased Intangibles $1.0 - - Non-GAAP Gross Profit $747.7 59.0% $637.0 56.7% $646.8 56.6% PLANTRONICS ($MM) FY 2015 FY 2016 FY 2017 FY 2018 $ % $ % $ % $ % Net Revenue $865.0 $856.9 $881.2 $856.9 GAAP Gross Profit $461.6 53.4% $434.7 50.7% $441.3 50.1% $439.1 51.2% Stock-Based Compensation 2.6 3.3 3.2 3.6 Loss on Sale of Assets 0.0 0.0 0.0 0.9 Impairment of Indirect Tax Asset 0.0 0.0 0.0 0.7 Non-GAAP Gross Profit $464.2 53.7% $438.0 51.1% $444.6 50.5% $444.3 51.9% © Plantronics 2018. All Rights Reserved. 53

PLANTRONICS DETAILED FINANCIAL SUMMARY

($MM)	Fiscal Year Ended March 31,		
Profitability Information	**2016**	**2017**	**2018**
Enterprise Revenue	$ 626.7	$ 628.7	$ 649.7
Consumer Revenue	230.2	252.5	207.2
Total Revenues	$ 856.9	$ 881.2	$ 856.9
Revenue Growth	*(0.9%)*	*2.8%*	*(2.8%)*
Cost of Revenues	$ 422.2	$ 439.8	$ 417.8
Total Operating Expenses	326.6	316.3	315.6
Operating Income	108.0	125.1	123.5
Operating Margin	*12.6%*	*14.2%*	*14.4%*
Adjusted EBITDA Calculation			
Net Income	68.4	82.6	(0.9)
+ Net Interest Expense	25.9	23.4	23.3
+ Income Taxes	13.8	19.1	101.1
+ Depreciation and Amortization	20.1	21.0	21.2
+ Stock-based Compensation	33.3	33.5	34.0
+ Restructuring (Credits)	16.2	(0.1)	2.4
+ Non-Cash Charges: Excess/Obsoltete Inventory	2.4	2.0	3.5
+Non-Cash Charges: Other GAAP Only Charges	-	2.8	8.5
+Non-Recurring GN Litigation	5.7	10.6	12.6
Adjusted EBITDA	$ 185.7	$ 194.8	$ 205.7
Adjusted EBITDA Margin	*21.7%*	*22.1%*	*24.0%*
Other Information			
Total cash and investments	540.9	607.3	660.0
Capital Expenditures	30.7	23.2	12.5
Dividends	21.1	20.0	20.0
Debt Information			
Revolving Credit Facility	-	-	-
5.50% Senior Notes Due 2023	500.0	500.0	500.0
Total Debt	$ 500.0	$ 500.0	$ 500.0
Credit Statistics			
Adj. EBITDA / Net Interest	7.2x	8.3x	8.8x
(Adj. EBITDA - CapEx) / Net Interest	6.0x	7.3x	8.3x
Unsecured Debt / Adj. EBITDA	2.7x	2.6x	2.4x
Total Debt / Adj. EBITDA	2.7x	2.6x	2.4x

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POLYCOM DETAILED FINANCIAL SUMMARY ($MM) Fiscal Year Ended December 31, Quarter Ended March 31, Profitability Information 2015 2016 2017 Products Revenue $ 893.8 $ 782.6 $ 820.4 Services Revenue 373.4 340.3 322.4 Total Revenues $ 1,267.2 $ 1,122.9 $ 1,142.8 Revenue Growth -- (11.4%) 1.8% Cost of Revenues $ 528.5 $ 501.9 $ 496.0 Total Operating Expenses 651.0 749.3 552.0 Operating Income 87.7 (128.4) 94.8 Operating Margin 6.9% (11.4%) 8.3% Adjusted EBITDA Calculation Net Income 68.9 (185.8) (80.1) + Net Interest Expense 6.1 27.8 78.7 + Income Taxes 15.3 31.9 43.4 + Depreciation and Amortization 64.3 58.4 102.3 + Other (Income) Expense, Net (4.3) (2.3) 52.7 + Stock-based Compensation 45.1 94.9 - + Restructuring Costs 12.8 26.4 9.1 + Transaction Related Costs 0.6 121.8 6.1 + Non-Recurring Legal-Related Matters - 3.5 12.5 + Non-Cash Charges: Excess/Obsoltete Inventory 12.1 11.6 16.6 + Non-Cash Charges: Loss on Disposal of Property/Equipment 1.3 0.3 1.1 + Gains/Losses from Extraordinary and Non-Recurring Items - - 0.6 Adjusted EBITDA $ 222.2 $ 188.5 $ 243.0 Adjusted EBITDA Margin 17.5% 16.8% 21.3% Other Information Cash and Equivalents 435.1 100.1 86.0 Capital Expenditures 47.6 25.7 18.0 Debt Information Revolving Credit Facility - - - 2013 Term Loan 234.5 - - Term Loan A - - - $750MM 1st Lien Term Loan - 725.3 590.6 $175MM 2nd Lien Term Loan - 175.0 175.0 Total Debt $ 234.5 $ 900.3 $ 765.6 Credit Statistics Adj. EBITDA / Net Interest 36.4x 6.8x 3.1x (Adj. EBITDA - CapEx) / Net Interest 28.6x 5.9x 2.9x Total Debt / Adj. EBITDA 1.1x 4.8x 3.2x © Plantronics 2018. All Rights Reserved. 55

PRO FORMA FREE CASH FLOW Plantronics FYE Polycom FYE Combined 3/31/18 12/31/17 Cash Flow from Operations 121.1 148.8 269.9 + LTM Interest Expense 29.3 66.7 96.0 + LTM Tax Expense 28.0 6.4 34.4 - Pro Forma Cash Interest Expense - - - - Pro Forma Cash Taxes - - - - Capital Expenditures - 2.9 2.9 - Dividends - - - - Dividends on new Siris Stock - - (3.8) + Synergies - - 75.0 Free Cash Flow $ 288.8 Note: Pro Forma cash and taxes assumes pro forma pre-tax income (pro forma synergized operating income less pro forma interest expense) and a cash tax rate of 21% © Plantronics 2018. All Rights Reserved. 56

POLYCOM FINANCIAL PERFORMANCE COMMENTARY Revenue • Product revenues in 2017 grew 4.8% in 2017 relative to 2016, with particularly strong YoY growth in the second half of 2017. This is in large part due to growth in voice revenues, reflecting the Company’s high market share in both voice end points and voice conferencing markets as well as recent product launches including the refresh of the Trio voice conferencing product • Service revenue has been impacted by a steady decline in legacy maintenance revenues compared to growth from new products and managed services. Services revenue was down 5.3% in 2017 relative to 2017 • Revenue in Q1 2017 was above plan by ~$12 million due to one-time changes to commercial terms which impacted the timing of revenue, with stronger than expected SoundStation conference phone sales and higher Group Series sales in North America. Platform also performed above plan due to strong China sales. • Q1 2018 will see a normalization of revenue performance. Although financial statements have not yet been finalized, Q1 2018 revenue is expected to be approximately $271 million, consisting of Product revenues of $192 million and Services revenues of approximately $79 million. Polycom is expected to file financial statements for their fiscal Q1 2018 ended March 31 on May 30, 2018 Gross Margin • Gross margin in the product division improved from 52.3% in 2016 to 53.9% in 2017 • Gross margin in the services division improved from 62.2% in 2016 to 63.5% in 2017 • Continued gross margin improvements are the result of ongoing initiatives to shift headcount to lower cost geographies, eliminate headcount in certain areas of the business (MediaSuite) and logistics optimization • Q1 2017 Gross profit was ~$12.5 million above plan driven by stronger mix in video and lower discount claims. Reduced channel rebates in North America and EMEA and lower product unit costs also favorably impacted gross margin which is likely to normalize in Q1 2018 Operating Expenses & Non-GAAP Operating Income • Sales and Marketing expense as a percentage of revenue declined from 28.2% in 2016 to 23.7% in 2017. This decline was driven primarily by a reduction in program spend and optimization of marketing costs • Research and development expense as a percentage of revenue declined from 14.7% in 2016 to 11.9% in 2017. The reduction was driven primarily by consolidation and downsized R&D resources working on Platform focused programs • General and administrative expense dropped from 8.0% in 2016 to 6.0% in 2017, a dip driven by the elimination of public company costs, downsizing, and the subleasing of vacant office space • Q1 2017 operating expenses benefitted from lower than anticipated expenses primarily driven from delayed program spend in Engineering, higher attrition, slower hiring ramp, and lower overall IT and Facilities spend. • Q1 2018 Non-GAAP Operating Income is estimated to be $42 million vs.$45.8 million in Q1 2017 Adj. EBITDA • Adj. EBITDA in recent periods has grown due to prudent expense management initiatives. Primary costs for Polycom include costs of products/services, sales and marketing, research and development, and general and administrative. Cost of products/services has decreased in recent periods due in part to the favorable shift in product mix to voice end points. Sales and marketing, research and development, and general and administrative costs have declined in recent periods driven mainly by lower headcount-related costs including compensation and related benefits in addition to facilities and IT cost rationalization initiatives implemented by Siris to streamline the business • Q1 2018 Adj. EBITDA is estimated to be approxiately $51 million, up from their annual operating plan for the quarter of $43.8 million © Plantronics 2018. All Rights Reserved. 57

PRO FORMA ORGANIZATIONAL STRUCTURE Borrower under the Credit Facilities Plantronics Inc. Issuer under the Sr. Notes Ultimate Parent (NYSE: PLT) Frederick Plantronics Japan Other immaterial Plantronics B.V. Plantronics Int’l Ltd. Plamex S.A. de C.V. Electronics Corp. Ltd. subsidiaries Polycom Asia Pacific Polycom, Inc. Plantronics Trading (Suzhou) Co., Ltd = Guarantors Polycom France Plantronics Ltd. (UK) Polycom GmbH = Polycom entities S.A.R.L. = Plantronics entities Note: the above chart is for illustrative purposes and subject to change © Plantronics 2018. All Rights Reserved. 58

© Plantronics 2018. All Rights Reserved. 59